CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279714 on Form S-8 of our reports dated February 27, 2025, relating to the consolidated financial statements of DENTSPLY SIRONA Inc. and the effectiveness of DENTSPLY SIRONA Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 27, 2025